Exhibit 32.2

Harmonic Inc.

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Walter Jankovic, Chief Financial Officer of Harmonic Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Harmonic Inc. for the fiscal quarter ended July 3, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Harmonic Inc.

Date: August 17, 2026

/s/ Walter Jankovic
Walter Jankovic
Chief Financial Officer